AS OF 6/1/00                                                           EXHIBIT C
                                KEYSPAN CORPORATION
                              FINANCING ARRANGEMENTS
DEBT OBLIGATIONS

                                 PROMISSORY NOTES                                                                         PRINCIPAL
                  HELD BY LONG ISLAND LIGHTING COMPANY D/B/A LIPA                INTEREST           MATURITY                AMOUNT
          OBLIGORS: KEYSPAN CORPORATION AND CERTAIN SUBSIDIARIES (1), (2)          RATE               DATE                   ($000)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                     Debenture                                     8.20%            03/15/23                 270,000
                                PCRBs Series 1985 A                                5.15%            03/01/16                  58,022
                                PCRBs Series 1985 B                                5.15%            03/01/16                  50,000
                                EFRBs Series 1989 B                                7.15%            09/01/19                  35,030
                                EFRBs Series 1990 A                                7.15%            06/01/20                  73,900
                                EFRBs Series 1991 A                                7.15%            12/01/20                  26,560
                                EFRBs Series 1992 B                                7.15%            02/01/22                  13,455
                                EFRBs Series 1992 D                                6.90%            08/01/22                  28,060
                                EFRBs Series 1993 B                                5.30%            11/01/23                  29,600
                                EFRBs Series 1994 A                                5.30%            10/01/24                   2,600
                                EFRBs Series 1995 A                                5.30%            08/01/25                  15,200

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                              TOTAL PROMISSORY NOTES                                                                         602,427
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

PREFERRED STOCK
                                     Series A                                     6.00%                                        9,352
                                     Series B                                     7.07%                                       55,300
                                     Series C                                     7.17%                                       19,700

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                               TOTAL PREFERRED STOCK                                                                          84,352
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

CREDIT FACILITIES
                                                                Interest             AMOUNT           Principal               CREDIT
                                                                Rate               OUTSTANDING        Amount                FACILITY
                                                                                   ISSUE DATE         ($000)                  ($000)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL PAPER PROGRAM (3)                                    6.9305% (4)          6/1/00          125,050              700,000

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL                                                         125,050              700,000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Notes
(1) Each of the following entities are joint and serverably liable under each promissory note: KeySpan Gas East Corporation (d/b/a KeySpan Energy Delivery Long Island), KeySpan Energy Trading Services, LLC, KeySpan Generation, LLC, KeySpan Corporate Services, LLC, KeySpan Utility Services, LLC and KeySpan Electric Services, LLC. (2) Under certain circumstances, KeySpan may be required to obtain letters of credit to support the parent obligations under the promissory notes. Accordingly, KeySpan requests that the approval of existing debt requested herein include approval to obtain any such required letters of credit. (3) Commercial Paper program is supported by a revolving line of credit agreement, which is dated as of November 8, 1999, among the Company, as Borrower, and the Several Lenders, Citibank, N.A., as Syndication Agent, European American Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent. The credit agreement has a one year term with a one year renewal option. (4) Weighted average interest rate.

                                                                       EXHIBIT C

                               KEYSPAN CORPORATION
                              FINANCING ARRANGEMENTS
GUARANTEES FOR SUBSIDIARIES

------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
COMPANY                                  DESCRIPTION                                  AMOUNT           ISSUE DATE            TERMS
                                                                                      ($000)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

KEYSPAN ENERGY DELIVERY LONG ISLAND
                                         Supports Medium Term Notes issuance of       600,000        02/01/2000           02/01/2010
                                         $400MM
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

KEYSPAN CORPORATE SERVICES, LLC
                                         Supports motor vehicle leases                 10,000          03/05/99             12/31/04
                                         with PHH Vehicle Management Services Corp.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

KEYSPAN ENERGY DEVELOPMENT CORPORATION   Supports revolving credit agreement
                                        with Royal Bank of Canada of $200MM Canadian
                                                                                      135,000          07/29/99            Revolving

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

KEYSPAN ENERGY SOLUTIONS, LLC            Supports motor vehicle leases                  1,900          03/05/99             12/31/04
                                         with PHH Vehicle Management Services Corp.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

KEYSPAN ENERGY SERVICES, INC
Supply Purchased
Enron                                    Supports gas purchases                        10,000          02/08/00             10/31/01
Sempra                                                                                  5,000          02/08/00             10/31/01
Amoco                                                                                   5,000          01/07/00             12/31/01

Hedge Accounts
ABN AMRO                                 Supports hedge accounts for                    5,000          11/06/98    Written notice
Paribas                                                                                 5,000          10/02/98       required
First Chicago                                                                           2,500          10/02/98   for termination
PSE&G                                                                                   1,000          10/16/98

Gas Transportation & Storage
Tennessee                                Supports contracts for the                       500          05/20/99             05/31/01
Sonat                                    transportation and storage of gas                320          05/20/99             12/31/02

Margin Accounts
Various Gas & Oil Suppliers               Fuel Purchases for the Ravenswood Plant      40,000          01/11/00             10/12/02
Enron North American
Petrocom Energy
Trans Canada Gas Service
Koch
Aquila
Southern Company
Amoco Energy Trading
Cook Inlet Energy Company
Coral Energy
Dynegy Marketing and Trading
Noble Gas Marketing

                                         Sub Total KeySpan Energy Services             74,320
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

GEI DEVELOPMENT CORP.
NJR Energy Services Company              Supports gas services agreement                4,022          05/06/99             12/31/04
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

KEYSPAN RAVENSWOOD INC.
 New York Independent Systems Operator   Electricity purchases and/or transmission      1,000          03/01/01             03/01/01
                                         services

Guarantee of Master Lease Agreement      Support for synthetic lease agreement        425,000          06/18/99             06/18/04
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

NORTHEAST GAS MARKETS, LLC               Exchange of gas in the spot market             6,000          12/20/99             10/31/02

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

GUARANTEES FOR NON-AFFILIATES

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
HAWKEYE CONSTRUCTION (5)                 Support for Chase Line of Credit               12,000          01/06/00            10/25/04

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

KEYSPAN CONSTRUCTION (6)                 General credit support                         13,000  To be determined    To be determined

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                      TOTAL GUARANTEES                                 1,282,242
--------------------------------------------------------------------------------
------------------------------------------------------------------------------

Notes
(5) Currently Hawkeye Construction has drawn upon $5MM of their $12MM guarantee.
(6) KeySpan is in the process of divesting this entity. KeySpan anticipates providing certain guarantees to such entity after divestiture up to amount indicated. Accordingly, there is no current amount outstanding.